UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitve Agreement.

On December 6, 2004, in connection with Paul J. Giddens' separation as described under Item 5.02 below, the Employment Agreement by and between Paul Giddens and the Company, dated May 11, 2004, effective as of May 24, 2004 (the "Agreement"), was terminated (other than the confidentiality provisions and other continuing obligations of Mr. Giddens). In connection with the termination of the Agreement and provided that Mr. Giddens executes an effective release as called for in the Agreement, Mr. Giddens will receive the severance payments set forth in the Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On December 6, 2004, Paul J. Giddens’ position as Chief Administrative Officer was eliminated in connection with corporate restructuring, and accordingly, Mr. Giddens is no longer with the Company as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              ICO, INC.
Date:    December 6, 2004

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer & Treasurer